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FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)		60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On March 4, 2005, the U.S. Cellular Stock Option Compensation Committee approved amendments to existing stock option and restricted stock award agreements to permit the continued vesting of the award upon a transfer of employment to an affiliate, and approved the form of 2005 Long-Term Incentive Plan Stock Option Award Agreement and Form of 2005 Long-Term Incentive Plan Restricted Stock Unit Award Agreement, which include provisions for the continued vesting of the award upon a transfer of employment to an affiliate. The forms of such agreements are incorporated by reference herein as Exhibit 10.1 and 10.2, respectively.

        In addition, on March 7, 2005, the United States Cellular Corporation Regional Support Organization (Corporate) Executive Officer Annual Bonus Plan Effective January 1, 2004 ('Executive Bonus Plan') was amended to provide that the Chairman of U.S. Cellular, at his discretion, may increase or decrease the total pool in any particular year by a percentage, not to exceed 18%, in consideration of individual performance and the performance of the business taken as a whole, in addition to the bonuses determined by multiplying the sum of target bonuses for all officers by the combined percent of target attained on the five performance measures as contemplated by the plan. The Chairman of U.S. Cellular does not participate in such bonus pool. The Executive Bonus Plan, as amended, is incorporated by reference herein as Exhibit 10.3.

Item 9.01.    Financial Statements and Exhibits

(c)
Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation (Registrant)
Date: March 9, 2004
By:	/s/ THOMAS S. WEBER Thomas S. Weber Vice President and Controller

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
10.1	Form of United States Cellular Corporation's 2005 Long-Term Incentive Plan Stock Option Award Agreement.
10.2	Form of United States Cellular Corporation's 2005 Long-Term Incentive Plan Restricted Stock Unit Award Agreement.
10.3	United States Cellular Corporation's Regional Support Organization (Corporate) Executive Officer Annual Bonus Plan Effective January 1, 2004, as amended.

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SIGNATURES
EXHIBIT INDEX